Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Bill Barrett Corporation:

We consent to the use of our report dated March 14, 2003, with respect to the statement of revenues and direct operating expenses for the Wind River, Powder River and Williston Basin Acquisition Properties for the period from January 1, 2002 through December 15, 2002, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Denver, Colorado
September 21, 2004